UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain.

Effective April 10, 2008, Duke Energy Corporation (the “Company”) entered into an agreement with Mr. Barron, former Group Executive and Chief Nuclear Officer, in connection with his March 31, 2008 retirement from the Company.   In consideration of Mr. Barron’s execution of a standard general release of all claims against the Company and its affiliates as well as his agreement to certain restrictive covenants, including non-solicitation, non-disparagement and confidentiality obligations, the Company agreed to waive (i) its right to enforce non-compete provisions contained in Mr. Barron’s outstanding equity awards, and (ii) the requirement that Mr. Barron repay dividend equivalents that have previously been paid to him pursuant to a prior restricted stock award that was forfeited upon his retirement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 16, 2008	By:	/s/Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive and Chief Legal Officer